UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2011

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2011, Knology, Inc. announced that it has appointed Robert K. Mills to serve as its Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer).

Mr. Mills (age 47) previously served as Knology’s Chief Financial Officer from 1999 to 2005. From 2005 to August 2007, Mr. Mills served as the chief financial officer of Tri-S Security Corporation, a publicly traded company focused on building a large, diversified federal and commercial contracting business in the security services industry. From August 2007 to October 2008, Mr. Mills served as the chief financial officer of Vyyo, Inc., a publicly traded manufacturer of technology intended to provide extended bandwidth solutions for cable system operators. From December 2008 to April 2010, Mr. Mills served as the chief financial officer of Industriaplex, Inc., a global sourcing and services company. From April 2010 to January 2011, Mr. Mills served as the chief operating officer and chief financial officer of Clearleap, Inc., a venture-backed startup software company that specializes in Internet-protocol (IP) based video-on-demand delivery services to the cable and IPTV industry. Mr. Mills is a certified public accountant and served as an auditor with an international accounting firm for seven years.

Mr. Mills will be eligible to participate in the Company’s compensation and benefit programs.

M. Todd Holt, who has been serving as Knology’s Chief Financial Officer since April 2009, ceased to serve in such capacity effective upon Mr. Mills’ appointment as Chief Financial Officer. Mr. Holt continues to serve as Knology’s President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated February 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

February 1, 2011	By:	/s/ Chad S. Wachter

Name: Chad S. Wachter
Title: General Counsel, Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated February 1, 2011.